Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Quinn, President and Chief Executive Officer
TELEPHONE: (845) 790-1501

RHINEBECK BANCORP, INC. ANNOUNCES
RESULTS OF STOCK OFFERING AND EXPECTED CLOSING DATE

Poughkeepsie, New York, January 15, 2019 – Rhinebeck Bancorp, Inc. (the "Company"), the holding company for Rhinebeck Bank, announced today that the Company has received all regulatory approvals required for the completion of the Company's minority stock offering, and expects to close the offering on January 16, 2019. Shares of the Company's common stock are expected to begin trading on January 17, 2019 on the Nasdaq Capital Market under the trading symbol "RBKB." Following the closing of the offering, Rhinebeck Bank will become the wholly-owned subsidiary of the Company, and the Company will become the majority-owned subsidiary of Rhinebeck Bancorp, MHC.

A total of 4,787,315 shares of the Company's common stock are expected to be sold in the offering at a price of $10.00 per share. The offering was oversubscribed by eligible depositors of the Bank having a first-tier priority under the Company's Plan of Reorganization and Minority Stock Issuance (i.e., depositors with a qualifying deposit as of December 31, 2016). Accordingly, shares will be allocated to valid orders received from those depositors in accordance with the terms of the Plan of Reorganization, as described in the Company's Prospectus. In accordance with the Plan, the Company's employee stock ownership plan will purchase 436,425 shares in the offering, which shares are included in the 4,787,315 shares of common stock expected to be sold in the offering. Any other orders received in the subscription offering will not be filled.

Persons wishing to confirm their stock allocations may contact the Stock Information Center at (845) 763-4733, which will be open for this purpose from 10:00 a.m. to 4:00 p.m., Eastern Time, beginning on Tuesday, January 15, 2019.

In accordance with the terms of the Plan of Reorganization, the Company will also issue 6,345,975 shares of its common stock to Rhinebeck Bancorp, MHC, the Company's mutual holding company. A total of 11,133,290 shares of common stock will be outstanding following the completion of the offering.

The Company's transfer agent, Continental Stock Transfer & Trust Company, expects to mail Direct Registration Statements reflecting the shares purchased in the stock offering, a check for any interest due on funds submitted and, if any subscription was not filled in full, any refund due on or about January 17, 2019.

About Rhinebeck Bank

Rhinebeck Bank has served the banking needs of its customers in the central Hudson Valley region of New York State since 1860. It operates from its executive offices/headquarters in Poughkeepsie, New York and 11 branch offices located in Dutchess, Orange and Ulster Counties, New York. At September 30, 2018, Rhinebeck Bank and its mutual holding company, Rhinebeck Bancorp, MHC, had consolidated total assets of $819.7 million, total deposits of $691.7 million and total equity of $57.0 million.

Forward-Looking Statements

This press release contains forward-looking statements about the offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may."  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Bank is engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.